  As filed with the Securities and Exchange Commission on July 18, 1996
                                                        Registration No. 333-

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                            _________________
                                FORM S-3
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                            _________________
                         PARLUX FRAGRANCES, INC.
         (Exact name of registrant as specified in its charter)

             Delaware                                22-2562955
  (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)                 Identification No.)
                            _________________
                          3725 S.W. 30th Avenue
                     Ft. Lauderdale, Florida  33312
                             (954) 316-9008
      (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                               Ilia Lekach
                  Chairman and Chief Executive Officer
                         Parlux Fragrances, Inc.
                          3725 S.W. 30th Avenue
                     Ft. Lauderdale, Florida  33312
                             (954) 316-9008
        (Name, address, including zip code, and telephone number
               including area code, of agent for service)
                            _________________

                               Copies to:
                          Barry P. Biggar, Esq.
                          Mayer, Brown & Platt
                              1675 Broadway
                        New York, New York  10019


   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]___________________
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______________________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                     CALCULATION OF REGISTRATION FEE
==============================================================================
                            Amount      Proposed      Proposed
Title of Each Class of       to be      Maximum       Maximum      Amount of
Securities to be           Registered   Offering      Aggregate    Registration
Registered                              Price Per     Offering        Fee
                                        Share(1)      Price(1)
- ------------------------------------------------------------------------------
Common Stock, par          2,077,646     $8.25      $17,140,579.50   $5,910.59
value $.01 per share
==============================================================================
[FN]
(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee and based on the average closing bid and ask prices as reported by the National Association of Securities Dealers Automatic Quotation System National Market on July 15, 1996.

                           ________________

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

               Subject to Completion, dated July 18, 1996


                            2,077,646 Shares
                         PARLUX FRAGRANCES, INC.
                              Common Stock

     Unless the context indicates or requires otherwise, references in this Prospectus to the "Company" are to Parlux Fragrances, Inc., a Delaware corporation, and its subsidiaries. This Prospectus has been prepared for use in connection with the proposed sale by FBR Capital Corporation, GFL Performance Fund Ltd. ("GFL"), Newsun Limited ("Newsun") and Messrs. Efima Lekach and Frederick E. Purches (collectively, the "Selling Stockholders") of an aggregate of 2,077,646 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), which includes an aggregate of 1,617,646 shares of Common Stock that may be received upon the conversion on some future date of the Company's 5% convertible debentures in the aggregate principal amount of $10,000,000 held by GFL and Newsun. The Shares may be offered and sold by the Selling Stockholders from time to time directly or through agents designated from time to time or to or through broker-dealers designated from time to time. The Shares may be sold in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the same time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares may be sold through a broker-dealer acting as agent or broker for the Selling Stockholders, or to a broker-dealer acting as principal. See "Plan of Distribution."

     The Common Stock is traded on the Nasdaq National Market under the trading symbol PARL. On July 15, 1996, the closing price for the Common Stock as reported on the Nasdaq National Market was $8.00 per share.

     The Company will receive no portion of the proceeds of the sale of the Shares offered hereby and will bear certain of the expenses incident to their registration. See "Plan of Distribution" and "Selling Stockholders."

     The Shares have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the existence of any exemption from registration or the registration thereof under the securities laws of the states in which such transactions occur.

     See "Risk Factors" beginning on page 3 for a discussion of certain matters that should be considered by prospective purchasers of the Shares.

                         ----------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                         ----------------------------



                      The date of this Prospectus is     1996



                        AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements, and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the regional offices of the SEC at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC in its Washington D.C. office at prescribed rates. The Common Stock is traded on the Nasdaq National Market.

     This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the SEC under the Securities Act of 1933, as amended (the "1933 Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such documents so filed. Each such statement is qualified in its entirety by such reference.


                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, heretofore filed with the SEC by the Company pursuant to the 1934 Act, are incorporated by reference:

     (a)  Annual Report on Form 10-K for the year ended March 31, 1996.

     (b) The description of the Common Stock contained under the caption "Description of Registrant's Securities to be Registered" included in the Company's Registration Statement on Form 8-A, filed with the SEC on March 13, 1987, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents that have been incorporated by reference in this Prospectus (not including exhibits to the documents that are incorporated by reference unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for such copies should be directed to the Company at 3725 S.W. 30th Avenue, Ft. Lauderdale, Florida 33312,
Attention:  Corporate Secretary, telephone number (954) 316-9008.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES HEREBY OFFERED IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE, OR IN THE CASE OF INFORMATION INCORPORATED HEREIN BY REFERENCE, THE DATE OF FILING OF SUCH INCORPORATED INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               THE COMPANY

     The Company is engaged in the design, development and marketing of prestige fragrances and personal care products. The Company sells its product lines under such designer brand names as Todd Oldham(R), Vicky Tiel Sirene(R), Fred Hayman's Touch(R), 273(R), Personal Selection(R), With Love(R), Phantom of the Opera(R), Perry Ellis for Men(R), 360 Degrees Perry Ellis(R), Perry Ellis America(R) and Baryshnikov(R) pursuant to exclusive license agreements. The Company also sells its product lines under the brand names Alexandra de Markoff(R), Animale(R), Bal A Versailles(R), Daniel de Fasson(R), Decadence(R) and Limousine(R). The Company's products are designed and marketed to promote a high level of brand recognition and consumer appeal by combining quality, prestige fragrances and cosmetics with distinctively styled packaging tailored to each product's image. The Company's basic products generally retail at prices ranging from $20 to $300 per item.

     The Company was incorporated in the State of Delaware on July 23, 1984. Its principal executive offices are located at 3725 S.W. 30th Avenue, Ft. Lauderdale, Florida 33312, and its telephone number is (954) 316-9008.


                                   RISK FACTORS

     Lack of Substantial Historical Profitability; Decline in Revenues; Future Operating Results. Although the Company achieved growth in revenues for the fiscal years ended March 31, 1992 and 1993, the Company had limited profitability during each such year. In addition, revenues for the year ended March 31, 1994 declined by 10.8% from the year ended March 31, 1993, principally as a result of discontinued sales of certain licensed products. Revenues for the years ended March 31, 1995 and March 31, 1996, however, increased by 50.6% and 77.3%, respectively, as compared to the results from the respective prior fiscal year, primarily as a result of product acquisitions. There can be no assurance, however, that the Company's revenues will not decline in the future or that the Company's future operations will continue to be profitable.

     Risk of Acquisitions; Uncertainty of Product Integration. Since June 1994, the Company has rapidly expanded through a series of acquisitions of trademarks and/or license agreements for fragrance and beauty products.
The Company has committed and expects to continue to commit significant financial and other resources in connection with the continued development and commercialization of the products it acquired in these various acquisitions. Successful commercialization of such products will be dependent upon the Company meeting targeted production costs for such products, and may also depend upon the timely introduction of new products under the acquired brands into the marketplace. The Company's efforts are subject to all of the risks inherent in the development and commercialization of new products, including unanticipated delays, expenses, problems or difficulties, as well as the possible insufficiency of funds, which could result in abandonment or substantial change in product commercialization. There can be no assurance that the Company will be able to successfully integrate newly acquired or developed products into its operations, that sales of such products will result in significantly increased levels of revenues or profitable operations or that unanticipated problems will not occur which would result in increased costs or material delays in product commercialization. In addition, the Company may require additional debt and/or equity financing to continue its business plan of acquiring strategic trademarks and license agreements. No assurance can be made, however, that additional financing will be available or, if available, be on terms that are acceptable to the Company. The failure to continue its expansion by acquisition or the integration of newly acquired or developed products into the Company's operations could have a material adverse effect on the Company's financial condition and results of operations.

     Possible Adverse Effects of Loan Covenants. On December 29, 1994, Parlux, Ltd., a wholly-owned subsidiary of the Company, entered into a three-year $5,000,000 revolving credit facility (the "Credit Agreement") with Finova Capital Corporation ("Finova").
In May 1996, the Credit Agreement was amended to provide for a temporary $1,000,000 increase in the revolving credit facility until August 29, 1996. Parlux, Ltd. granted a security interest in substantially all of its assets as collateral for loans made under the Credit Agreement. In addition, the Company has guaranteed substantially all of the obligations of Parlux, Ltd. under the Credit Agreement and pledged all of its assets, including its intellectual property rights and Parlux, Ltd. stock holdings as additional collateral for loans under the Credit Agreement. The Credit Agreement contains covenants which prohibit Parlux, Ltd. from, among other things, incurring additional indebtedness in excess of a specified amount without the prior written consent of Finova, except for trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business. In addition to certain financial covenants relating to net worth, interest coverage and other financial ratios, the Credit Agreement limits or prohibits Parlux, Ltd., without the prior written consent of Finova, from merging or consolidating with another corporation, paying dividends, acquiring all or substantially all of the assets of another corporation, selling all or substantially all of its assets, creating liens or security interests on Parlux, Ltd.'s assets, entering into transactions with affiliates and changing the composition of its Board of Directors. Failure to comply with loan covenants under the Credit Agreement could result in an event of default under the Credit Agreement which, in turn, could result in a foreclosure on substantially all of the assets of the Company.

     Outstanding Indebtedness; Personal Guarantees and Pledges. As of June 30, 1996, the Company had an aggregate of approximately $15,404,000 principal amount of outstanding secured indebtedness, of which approximately (i) $5,057,000 represents amounts owed to Fred Hayman Beverly Hills, Inc. ("Fred Hayman") pursuant to a ten-year promissory note secured by certain Fred Hayman trademarks, (ii) $2,794,000 represents indebtedness incurred in recent acquisitions by the Company, (iii) $5,638,000 represents outstanding indebtedness under the Credit Agreement and (iv) $1,915,000 represents demand indebtedness of the Company's wholly-owned subsidiary, Parlux S.A. The foregoing creditors of the Company, as a group, have security interests in substantially all present and future acquired assets of the Company. In the event that the Company defaults on an obligation owed to one of these creditors, such creditor could accelerate its loan and foreclose on its pledged property, possibly requiring the Company to use additional capital resources, if available, to repay any deficiency owned to such creditor. To the extent that the Company uses additional capital resources to repay such indebtedness or to replace the foreclosed collateral, if possible, the Company would have less resources available to it to devote to the continued operation and expansion of its business which would have a material adverse effect on the Company's results of operations. In addition, as of June 30, 1996, the Company had issued convertible debentures in the aggregate principal amount of $10,250,000 ($20,500,000 as of July 15, 1996) which may be converted into shares of Common Stock at the option of the holder pursuant to a specified formula.

     The Company has been able to borrow substantial sums as a result of the personal guarantees and pledges of personal assets of Ilia Lekach, the Company's Chairman of the Board and Chief Executive Officer, Frederick E. Purches, the Company's Vice Chairman of the Board, and Zouheir Beidoun, a stockholder and a former director of the Company. Messrs. Beidoun and Purches have deposited approximately $1,000,000 with the National Bank of Kuwait SAK to support a $1,000,000 letter of credit which serves as part of the collateral under the Credit Agreement. There can be no assurance that such personal guarantees or pledged assets will be available in the future or that the absence of any such personal guarantees or pledged assets will not adversely affect the Company's ability to borrow.

     Liquidity; Significant Capital Requirements; Possible Need for Additional Financing. The Company's capital requirements have been and will continue to be significant. The Company has in the past been substantially dependent on bank borrowings and loans from affiliates in order to finance its working capital requirements. The Company anticipates, based on currently proposed plans and assumptions relating to its operations (including the timetable of, and costs associated with, potential acquisitions and new product development), that cash flow from operations, existing working capital, and borrowings under the Credit Agreement will be sufficient to satisfy its anticipated cash requirements for approximately twelve months following the date of this Prospectus. In the event that the Company's assumptions change or prove to be inaccurate, it may be necessary for the Company to seek additional financing sooner than anticipated. There can be no assurance that any such additional financing will be available to the Company on acceptable terms, if at all.

     Dependence on Principal Customer. To date, a substantial portion of the Company's revenues have been derived from Perfumania, an affiliate of the Company. For the years ended March 31, 1994, 1995 and 1996, sales of products to Perfumania accounted for 48.9%, 39.9% and 38.7%, respectively, of the Company's revenues. Net amounts owed by Perfumania to the Company totaled $13,482,423 at March 31, 1996. The Company is dependent on sales to Perfumania of its excess inventory at discount prices and peaked or matured products, such as Decadence(R), Phantom of the Opera(R) and Limousine(R) (which are sold almost exclusively to Perfumania). The Company does not maintain contracts with any of its customers, which purchase products from the Company pursuant to purchase orders placed from time to time in the ordinary course of business. The loss of any of the Company's principal customers, particularly Perfumania, or a decline in the economic prospects of such customers, resulting in a substantial reduction in the purchase of the Company's products, would have a material adverse effect on the Company. Perfumania reported a loss of $2,396,759, a profit of $1,325,000 and a profit of $2,002,110 for the years ended January 29, 1994, January
28, 1995 and February 3, 1996, respectively. There can be no assurance that the Company will be able to retain existing customers or attract and retain new customers, or that it will not remain largely dependent on a limited customer base for all or a substantial portion of its revenues.

     Significant Competition; Consumer Preferences and Industry Trends.
The Company faces significant competition in the marketing and sale of its products. The Company's products compete for consumer recognition and shelf space with fragrance and cosmetic products which have achieved significant international, national and regional brand name recognition and consumer loyalty. These products are marketed by companies with significantly greater financial, marketing, distribution, personnel and other resources than the Company, thereby permitting such companies to implement extensive advertising and promotional programs, both generally and in response to efforts by additional competitors to enter into new markets and introduce new products. The fragrance and cosmetic industry is also characterized by the frequent introduction of new products, accompanied by substantial promotional campaigns, and is subject to rapidly changing consumer preferences and industry trends resulting in short product life cycles, which may adversely affect the Company's ability to plan for future design, development and promotion of its products. The Company's success will depend on the Company's ability to anticipate and respond to various competitive factors affecting this industry, including new products which may be introduced, new market entrants, changes in consumer preferences, demographic trends, international, national, regional and local economic conditions and discount pricing strategies by competitors, including Perfumania, all of which could adversely affect the Company.

     Fluctuations in Operating Results; Seasonality. The Company's operating results vary from period to period as a result of the seasonal nature of the Company's business, as well as from purchasing patterns of customers, the timing and introduction of new products by the Company and its competitors, the Company's product mix resulting from newly acquired and discontinued products, variations in sales by distribution channels and products and competitive pricing. The Company's operating results may also fluctuate from period to period as a result of significant initial or additional orders by customers which fail to achieve significant "sell-through," resulting in product returns and decreased revenues in subsequent periods. Sales of the Company's products are highly seasonal, with peak product shipments occurring in the third and fourth quarters, as a result of increased demand for fragrance products in anticipation of the Christmas holiday season. Unanticipated events, including delays in securing adequate inventories of products at the time of peak sales, or significant decreases in sales during such periods, could adversely affect the Company's results. In addition, the Company follows industry practice to provide department stores with rights to return merchandise, and as such, the Company establishes reserves and provides allowances for product returns at the time of sale. While the Company believes that such reserves and allowances are adequate based on past experience, no assurances can be made that reserves and allowances will continue to be adequate. If product returns are in excess of the reserves and allowances made by the Company, sales will be reduced in later periods.

     Importance of Third-Party License Agreements. The Company has obtained exclusive rights to market Todd Oldham(R), Vicky Tiel Sirene(R), Fred Hayman's Touch(R), 273(R), Personal Selection(R), With Love(R), Phantom of the Opera(R), Perry Ellis for Men(R), 360 Degrees Perry Ellis(R), Perry Ellis America(R) and Baryshnikov(R) fragrances and related products pursuant to exclusive license agreements with third parties. For the year ended March 31, 1996, sales from licensed products increased to approximately 78% of the Company's revenues, as compared to approximately 74% for the prior fiscal year, primarily as a result of product acquisitions. Certain of these license agreements require the Company, among other things, to pay royalties, satisfy minimum sales requirements (which increase each year and upon renewal) and devote significant sums for advertising. In May of 1995, the Company terminated its license agreement with Francesco Smalto, International for breach of contract. On October 5, 1995, the Company entered into a transition and termination agreement with Francesco Smalto International which provides for the continued use of the Francesco Smalto trademark by the Company through September 30, 1996. The agreement contains certain production restrictions, and requires a fixed amount of royalty payments during the period, which the Company believes will approximate 5% of total Company net sales of Francesco Smalto products during the transition period. Sales of Francesco Smalto products represented approximately 7% of total Company net sales for the year ended March 31, 1996.

     Failure by the Company to satisfy its obligations under license agreements or note agreements thereunder may result in modification of the terms or termination of the relevant agreement. While the Company has satisfied all of its obligations under the license agreements in the past, there can be no assurance that the Company will have the ability to satisfy all of its obligations under the license agreements in the future. Modification or termination of such license agreements could have a material adverse effect on the business and financial condition of the Company.

     Foreign Operations; Currency Fluctuations. The Company conducts a part of its operations in France through its wholly-owned subsidiary, Parlux S.A. For the years ended March 31, 1994, 1995 and 1996, Parlux S.A. accounted for 33.2%, 18.9% and 17.5%, respectively, of the Company's revenues and, at March 31, 1996, accounted for 7.1% of the Company's assets. The Company is subject to various risks inherent in foreign sales, such as increased credit risks, shipping delays, import quotas and other trade restrictions, all of which could adversely affect the Company's ability to deliver products on a timely and competitive basis. Presently, approximately 5% of the Company's products are purchased in France using the French franc and, as such, the Company is subject to the risk that the value of the dollar will decline against the French franc. The Company continues to transition all manufacturing of its products to the United States during the current fiscal year, and intends to consolidate its worldwide distribution activities in the United States. Prior to the completion of these transitions, significant fluctuations in foreign exchange rates could affect the prices obtainable for sale of the Company's products denominated in foreign currencies. To date, the Company has not engaged in currency hedging transactions.

     Dependence on Third-Party Manufacturers and Suppliers. The Company is mainly dependent on third-party manufacturers and suppliers, some of which are presently located in France, for all of its supply of fragrances and related products and packaging materials for resale to its customers. The Company currently obtains all of its materials and products from a limited number of manufacturers and suppliers, certain of which provide a significant portion of the Company's requirements. The Company is substantially dependent on the ability of its manufacturers and suppliers to dedicate sufficient production capacity to provide adequate inventories of finished products, components and raw materials on a timely basis and on favorable pricing and other terms. Failure or delay by manufacturers and suppliers in supplying finished products to the Company on favorable terms could have an adverse effect on the Company.

     Outstanding Trade Payables. At March 31, 1996, the Company owed approximately $18,700,000 to various trade and other creditors, approximately $1,400,000 of which was more than 120 days old. Although the Company has in the past been able to work with its suppliers and has been able to maintain continuity of supply by accepting higher prices and longer lead times, there can be no assurance that vendors will continue to supply materials or services to the Company without substantial payments or otherwise seek to enforce their rights against the Company. The inability to obtain credit on commercially reasonable terms, or at all, resulting in an interruption of supplies or services, could have a material adverse effect on the Company.

     Reliance on Trademarks. The Company holds and is currently being assigned several United States and international registered trademarks with respect to its products and has exclusive licenses to use the trademarks relating to its licensed products, which the Company believes are of material importance to its business. There can be no assurance, however, as to the breadth or degree of protection which existing or future trademarks, if any, may afford the Company. Although the Company believes that its trademarks and the trademarks of its licensors do not and will not infringe on the proprietary rights of third parties, there can be no assurance that such trademarks do not or will not violate the proprietary rights of others. In the event that the Company's or its licensors' trademarks infringe trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could have a material adverse effect on the Company.

     Product Liability and Insurance. The Company may be exposed to potential product liability claims by consumers who use the Company's products. The Company currently maintains product liability insurance coverage in the amount of $5,000,000 and an additional "umbrella" insurance policy in the amount of $5,000,000. The Company believes that its current level of insurance is adequate for the types of products currently marketed. There can be no assurance, however, that such insurance will be sufficient to cover potential claims or that the present level of coverage will be available in the future at a reasonable cost.

     Dependence on Key Personnel. The success of the Company is largely dependent on the personal efforts of Ilia Lekach, its Chairman of the Board and Chief Executive Officer, Zalman Lekach, its President and Chief Operating Officer, Frank A. Buttacavoli, its Executive Vice President and Chief Financial Officer, and other key personnel. Although the Company has entered into three-year employment agreements with each of such individuals as of April 1994, January 1995, and April 1993 (which has been extended for one year), respectively, the loss of the services of such individuals or other key employees could have a material adverse effect on the Company's business and prospects. The success of the Company may also be dependent upon its ability to hire and retain additional qualified financial, marketing and other personnel.

     Concentration of Ownership; Potential Conflicts of Interest. As of July 15, 1996, Ilia Lekach, Chairman of the Board and Chief Executive Officer of the Company, together with other officers, directors and affiliates of the Company, beneficially owned an aggregate of approximately 21.3% of the outstanding shares of the Company's Common Stock.
Accordingly, such persons are in a position to effectively control the Company, elect all or a majority of the Company's directors, increase authorized capital, merge or sell the assets of the Company and generally direct the affairs of the Company. In addition, Mr. Ilia Lekach beneficially owns, approximately 31.6% of the outstanding voting securities of Perfumania, the Company's largest customer. Transactions between the Company and Perfumania or other affiliates may involve conflicts arising from Mr. Lekach's respective interests in the Company and Perfumania. The Company has also entered into other transactions with persons and entities deemed to be affiliates of the Company, including borrowings from relatives of Mr. Ilia Lekach and from Mr. Zouheir Beidoun. The Company believes that the terms of the transactions between the Company and Perfumania and other affiliates have been on terms no less favorable to the Company than could have been obtained from unaffiliated parties. There can be no assurance, however, that future conflicts of interest will not arise with respect thereto, or that if conflicts do arise, they will be resolved in a manner favorable to the Company. Pursuant to the terms of the Credit Agreement, the Company is prohibited from entering into any transactions with officers, directors, principal stockholders or affiliates unless the terms thereof are disclosed to Finova and are no less favorable to the Company than could be obtained in arm's length transactions with independent third parties.

     Substantial Dilution Caused by Outstanding Options, Warrants and Convertible Debentures. As of June 30, 1996, there were outstanding stock options and warrants to purchase an aggregate of 2,115,978 shares of Common Stock, at exercise prices ranging from $1.44 to $8.11 per share, and $10,250,000 aggregate principal amount of convertible debentures ($20,500,000 as of July 15, 1996), which may be converted at the option of the holder into shares of Common Stock based on a conversion rate of 85% (86% for the convertible debentures issued by the Company on July 2, 1996 in the aggregate principal amount of $10,000,000) of the average closing price of the Common Stock on the Nasdaq National Market during a specified time period prior to the date of conversion. As of June 30, 1996, $250,000 of these debentures had been converted into 30,165 shares of Common Stock. To the extent that the outstanding stock options and/or warrants are exercised and when the convertible debentures are converted, dilution to the interests of the Company's stockholders will occur. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the outstanding options and warrants.

     Authorization of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future.

     No Dividends. The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash dividends for the foreseeable future. Any payment of dividends will be at the discretion of the Board of Directors and will be dependent on the earnings and financial requirements of the Company and other factors, including restrictions imposed by the Delaware General Corporation Law on the payment of dividends, covenants in the Credit Agreement, and such other factors as the Board of Directors deems relevant.

     Volatility of Market Price for the Common Stock. The market price for the Common Stock prior to the date hereof has been highly volatile.
Factors such as the Company's operating results and announcements by the Company or its competitors concerning new products may have a significant impact on the market price for the Common Stock. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

     Shares Eligible for Future Sale. As of July 15, 1996, the Company had outstanding 13,689,711 shares of Common Stock, of which 12,431,343 are freely tradeable under the 1933 Act and 1,258,368 are "restricted" securities, as that term is defined under Rule 144 promulgated under the 1933 Act, of which 798,368 are presently eligible for immediate sale under Rule 144 and 460,000 will be eligible for immediate sale as a result of this registration. In addition, the Company will register hereunder an aggregate of 1,617,646 shares of Common Stock that may be received upon the conversion on some future date of the Company's 5% convertible debentures in the aggregate principal amount of $10,000,000 held by GFL and Newsun. The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.



                                  USE OF PROCEEDS

     Any Shares sold pursuant to this Prospectus will be sold by the Selling Stockholders for their own account and the Company will not receive any proceeds from such sales.



                               SELLING STOCKHOLDERS

     The following table sets forth the name of the Selling Stockholders, the number of shares of Common Stock beneficially owned by the Selling Stockholders as of July 15, 1996, the maximum number of shares of Common Stock to be held by the Selling Stockholders assuming that all the Shares owned by them are sold in this offering, and the percentage of outstanding Common Stock owned by the Selling Stockholders assuming that all the Shares are sold.



                                            Maximum    Minimum      Minimum
                             Number         Number of  Number of    Percentage
                             of Shares      Shares to  Shares to    of Common
                             Owned Prior    be Sold    be Owned     Stock Owned
                             to the         in the     After the    After the
    Name                     Offering(1)    Offering   Offering(1)  Offering(1)
    ----                     --------<F1>   --------   --------<F1> --------<F1>

FBR Capital Corporation...    370,000(2)     370,000            0        0%
                                     <F2>
GFL Performance Fund Ltd..    808,823(3)     808,823            0        0%
                                     <F3>
Newsun Limited............  1,535,567(3)(4)  808,823      726,744      5.0
                                    <F3><F4>
Efima Lekach..............     60,000(5)      60,000            0        0
                                     <F5>
Frederick E. Purches......     83,000         30,000(6)    53,000        4
                                                    <F6>
_______________________
<F1>
(1) Calculated pursuant to Rule 13d-3(d) of the 1934 Act. Under such Rule, shares subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. At July 15, 1996, there were 13,689,711 shares of Common Stock issued and outstanding.</F1>
<F2>
(2) FBR Capital Corporation (f/k/a Richard Barrie Fragrances, Inc.) ("FBR") acquired its shares of Common Stock on June 28, 1996 in connection with the Company's acquisition of all of the material assets of FBR. Pursuant to the terms of a registration rights agreement that the Company entered into with FBR, the Company will pay all costs, expenses and fees associated with registering FBR's shares of Common Stock. The Company also agreed pursuant to a separate registration rights agreement to indemnify and hold harmless FBR against any loss, liability, claim, damage or expense whatsoever which FBR is required to pay as a result of the Company's registration of FBR's shares of Common Stock. Mr. Richard Barrie, a director of the Company, owns approximately 2% of the issued and outstanding shares of FBR's Common Stock.</F2>
<F3>
(3) In accordance with the $5,000,000 convertible debenture agreements that the Company entered into with each of GFL and Newsun, each debenture is convertible into shares of Common Stock based on a conversion rate of 85% of the average closing price of the Common Stock during the five day period immediately prior to the date of conversion. In connection with these debenture agreements, the Company also agreed to register under the 1933 Act the shares of Common Stock underlying the convertible debentures prior to their conversion. Thus, for purposes of determining the number of shares of Common Stock to be registered hereunder for each of GFL and Newsun, the Company based its calculation on (i) the closing price of the Common Stock on July 15, 1996 (the "Base Convertible Shares") plus
     (ii) the product of .10 times the Base Convertible Shares in order to cover fluctuations in the price of the Common Stock prior to the actual conversion date of the debentures. Should the foregoing amount be insufficient to cover all of the shares of Common Stock that GFL and Newsun are entitled to have registered, the Company will file a post-effective amendment to this Registration Statement to cover such shortfall.</F3>
<F4>
(4) Includes: (i) 808,823 shares of Common Stock pursuant to the calculation set forth in footnote (3) above, and (ii) 726,744 shares of Common Stock that Newsun may receive after August 12, 1996 upon the conversion of the convertible debentures it purchased from the Company on July 2, 1996 in the aggregate principal amount of $5,000,000 (the "July Convertible Debenture Agreement"). In accordance with the terms of the July Convertible Debenture Agreement, each debenture thereunder is convertible into shares of Common Sock based on a conversion rate of 86% of the average closing price of the Common Stock during the five day period immediately prior to the date of conversion. For purposes of calculating Newsun's beneficial ownership of shares of Common Stock that may be converted pursuant to the July Convertible Debenture Agreement, the Company used the closing price of the Common Stock on July 15, 1996. The address of Newsun is c/o ABN AMRO Trust Company, 80 Rue due Rhone, 1204 Geneva, Switzerland.</F4>
<F5>
(5) Mr. Efima Lekach received his shares of Common Stock as a result of the exercise of warrants granted to him by the Company in June 1995 in connection with a $300,000 unsecured loan which he entered into with the Company. Mr. Efima Lekach is related to Mr. Ilia Lekach, the Company's Chairman and Chief Executive Officer.</F5>
<F6>
(6) Mr. Purches acquired the 30,000 shares of Common Stock being registered hereunder on March 31, 1996 in connection with the exercise of warrants previously issued to him by the Company. Mr. Purches is the Company's Vice-Chairman and a director.</F6>


                           PLAN OF DISTRIBUTION

     If and when the Shares are sold, it is anticipated that such Common Stock will be sold from time to time primarily in transactions on the Nasdaq National Market or any other exchange on which the Common Stock is listed, at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise, at prices related to such prevailing market price or otherwise. If Shares are sold through brokers, the Selling Stockholders may pay customary brokerage commissions and charges. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of Shares as principal might be deemed to be underwriting discounts and commissions under the 1933 Act.

     The Selling Stockholders have advised the Company that during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the Company's Common Stock, and therefore deemed an "underwriter" under the 1933 Act, they will comply with Rules 10b-6 and 10b-7 under the 1934 Act and will, among other things: (i) not engage in any stabilization activities in connection with the Company's securities;
(b) furnish each broker through which Shares may be offered copies of this Prospectus, as may be amended from time to time, as requested by a broker; and (iii) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the 1934 Act.

     There can be no assurances that the Selling Stockholders will sell any or all of the Shares offered hereunder.


                              EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Parlux Fragrances, Inc. for the year ended March 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.


                            LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon on behalf of the Company by Mayer, Brown & Platt, New York, New York.


                               PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses (all of which will be borne by the Company) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

     SEC registration fee....................................    $5,910.59
     Legal fees and expenses.................................    10,000.00
     Accounting fees and expenses............................     5,000.00
     Miscellaneous...........................................     2,000.00
                                                                -----------
           Total.............................................   $22,910.59
                                                                ===========

Item 15.  Indemnification of Directors and Officers

     (a)  The General Corporation Law of the State of Delaware (Section
145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

     (b) Article 10 of the Certificate of Incorporation of the Company requires, and Bylaws of the Company provides for, indemnification of directors, officers, employees and agents to the full extent permitted by law.

     (c) In accordance with Section 102(b)(7) of the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the General Corporation Law of the State of Delaware (unlawful payment of dividends) or (4) transactions from which a director derives improper personal benefit.

     (d) The Company has entered into various acquisition agreements pursuant to which the Seller therein may be required to indemnify the officers, directors and controlling persons of the Company under certain circumstances.

Item 16.  Exhibits and Financial Statement Schedules.

      See the Exhibit Index which is incorporated herein by reference.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
               Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's articles of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 18th day of July, 1996.

                                      PARLUX FRAGRANCES, INC.


                                      By:  /s/  Ilia Lekach
                                         ----------------------
                                         Name:  Ilia Lekach
                                         Title: Chairman of the Board and
                                                  Chief Executive Officer


     Each person whose signature appears below hereby constitutes and appoints Ilia Lekach and Frederick E. Purches, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned and to file the same, with all exhibits thereto, in any and all capabilities, to sign any and all amendments and any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (including post-effective amendments thereto and other documents in connection therewith), with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in their respective capacities on this 18th day of July, 1996.



        Signature                                Title
        ---------                                -----



   /s/ Ilia Lekach           Chairman of the Board and Chief Executive Officer
   ---------------                     (Principal Executive Officer)
       Ilia Lekach


   /s/ Zalman Lekach          President, Chief Operating Officer, and a
   -----------------          Director
       Zalman Lekach


 /s/ Frank A. Buttacavoli     Executive Vice President, Chief Financial
 ------------------------     Officer, and a Director (Principal Financial
     Frank A. Buttacavoli     Officer and Principal Accounting Officer)


 /s/ Frederick E. Purches     Vice Chairman of the Board
 ------------------------
     Frederick E. Purches


   /s/ Albert F. Vercillo     Director
   ----------------------
       Albert F. Vercillo


      /s/ Mayi de la Vega     Director
   ----------------------
          Mayi de la Vega


         /s/ Glenn Gopman     Director
   ----------------------
           Glenn Gopman


       /s/ Richard Barrie     Director
   ----------------------
          Richard Barrie



                            EXHIBIT INDEX

                                                                  Sequential
Exhibit Number           Description of Documents                 Page No.
- --------------           ------------------------                 ----------

     2.1 Asset Purchase Agreement, dated June 15, 1994, by and between Fred Hayman Beverly Hills Inc. and the Company (incorporated by reference to Exhibit 1 to
              the Company's Current Report on Form   8-K, filed
              with the Securities and Exchange Commission (the "SEC") on June 15, 1994 and as amended on June 29, 1994 and August 26, 1994)

     2.2 Asset Purchase Agreement, dated November 2, 1994, by and between Sanofi Beaute, Inc. ("Sanofi") and the Company (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K, filed with the SEC on January 11, 1995 (the "1995 Form 8-K)

     2.3      Asset Purchase Agreement, dated December 27, 1995,
              by and between Revlon Holdings Inc. and the Company (incorporated by reference to the Company's Current Report on Form 8-K, filed with the SEC on January 11,
              1996)

     2.4 Asset Purchase Agreement, dated January 1, 1996, by and between Richard Barrie Fragrances, Inc. and the Company* <F7>

     4.1 Certificate of Incorporation of the Company, filed July 23, 1984 (incorporated by reference to Exhibit No. 3.1 to the Form S-3 Registration Statement
              (File No. 33-89806), declared effective on March 13, 1995 (the "Prior S-3 Registration Statement"))

     4.2      Amendment No. 1 to the Company's Certificate of
              Incorporation, filed August 15, 1986 (incorporated by reference to Exhibit 3.2 to the Prior S-3
              Registration Statement)

     4.3      Amendment No. 2 to the Company's Certificate of
              Incorporation, filed October 15, 1988 (incorporated by reference to Exhibit 3.3 to the Prior S-3
              Registration Statement)

     4.4 Certificate of Renewal to the Company's Certificate of Incorporation, filed September 23, 1988
              (incorporated by reference to Exhibit 3.4 to the Prior S-3 Registration Statement)


     4.5      Amendment No. 3 to the Company's Certificate of
              Incorporation, filed November 8, 1991 (incorporated by reference to Exhibit 3.5 to the Prior S-3
              Registration Statement)

     4.6 Bylaws of the Company (incorporated by reference to Exhibit 3.6 to the Prior S-3 Registration
              Statement)

     4.7 7% Convertible Debenture, dated November 2, 1995, between the Company and Gershon Partners, L.P. (incorporated by reference to Exhibit 4.7 to the Company's Form 10-Q for the period ended December 31, 1995 (the "Form 10-Q"))

     4.8 7% Convertible Debenture, dated November 2, 1995, between the Company and Granite Global Debt Fund,
              Ltd. (incorporated by reference to Exhibit 4.8 to the Company's Form 10-Q)

     4.9 7% Convertible Debenture, dated December 5, 1995, between the Company and Master Investments Corporation (incorporated by reference to Exhibit 4.9 to the Company's Form 10-Q)

     4.10 7% Convertible Debenture, dated December 5, 1995, between the Company and Taryak, Inc. (incorporated by reference to Exhibit 4.10 to the Company's
              Form 10-Q)

     4.11 7% Convertible Debenture, dated December 6, 1995, between the Company and Privatinvest Bank AG
              (incorporated by reference to Exhibit 4.11 to the Company's Form 10-Q)

     4.12 7% Convertible Debenture, dated December 7, 1995, between the Company and Faisal Finance (incorporated by reference to Exhibit 4.12 to the Company's
              Form 10-Q)

     4.13 Security Agreement, dated December 27, 1994, among Sanofi, the Company, and Parlux, Ltd.
              ("Ltd.") (incorporated by reference to Exhibit 4.1 to the 1995 Form 8-K)

     4.14     Reversionary Assignment and Assumption, dated
              December 27, 1994, between Sanofi and the Company
              (incorporated by reference to Exhibit 4.2 to the 1995 Form 8-K)

     4.15 Promissory Note, dated December 27, 1994, made by the Company to the order of Sanofi (incorporated by reference to Exhibit 4.3 to the 1995 Form 8-K)

     4.16     Loan and Security Agreement, dated December 29,
              1994, between Ltd. and Finova Capital Corporation
              ("Finova") (incorporated by reference to Exhibit
              4.4 to the 1995 Form 8-K)

     4.17 Continuing Guaranty, dated December 29, 1994, by the Company for the benefit of Finova
              (incorporated by reference to Exhibit 4.5 to the 1995 Form 8-K)

     4.18 Security Agreement, dated December 29, 1994, between the Company and Finova (incorporated by reference to Exhibit 4.6 to the 1995 Form 8-K)

     4.19 Stock Pledge Agreement, dated December 29, 1994, by and between the Company and Finova (incorporated by reference to Exhibit 4.7 to the 1995 Form 8-K)

     4.20 Collateral Assignment of Trademarks and Trademark Licenses (Security Agreement), dated December 29, 1994, between the Company and Finova (incorporated by reference to Exhibit 4.8 to the 1995 Form 8-K)

     4.21 5% Convertible Debenture dated March 1, 1996 between the Company and Karle Limited (incorporated by reference to Exhibit 4.16 to the Company's
              Form 10-K for the year ended March 31, 1996
              (the "1996 Form 10-K"))

     4.22 5% Convertible Debenture dated March 4, 1996 between the Company and Newsun Limited
              (incorporated by reference to Exhibit 4.17 to the 1996 Form 10-K"))

     4.23 5% Convertible Debenture dated March 11, 1996 between the Company and Kempton Investments Ltd
              (incorporated by reference to Exhibit 4.18 to the 1996 Form 10-K")

     4.24 5% Convertible Debenture dated March 11, 1996 between the Company and Newsun Limited
              (incorporated by reference to Exhibit 4.19 to the 1996 Form 10-K")

     4.25 5% Convertible Debenture dated April 16, 1996 between the Company and Kempton Investments, Ltd.
              (incorporated by reference to Exhibit 4.20 to the 1996 Form 10-K")

     4.26 5% Convertible Debenture dated April 16, 1996 between the Company and Newsun Limited
              (incorporated by reference to Exhibit 4.21 to the 1996 Form 10-K")

     4.27 5% Convertible Debenture dated May 12, 1996 between the Company and Newsun Limited
              (incorporated by reference to Exhibit 4.22 to the 1996 Form 10-K")

     4.28 5% Convertible Debenture dated May 17, 1996 between the Company and GFL Performance Fund,
              Ltd. (incorporated by reference to Exhibit 4.23 to the 1996 Form 10-K")

     4.29     5% Convertible Debenture dated July 2, 1996
              between the Company and Newsun Limited............

     4.30 5% Convertible Debenture dated July 2, 1996 between the Company and Kempton Investments Ltd...

        5     Opinion of Mayer, Brown & Platt...................

     23.1 Consent of Mayer, Brown & Platt (included in the opinion filed as Exhibit 5)

     23.2     Consent of Price Waterhouse LLP...................

       24 Powers of Attorney (included on the signature page in Part II of this Registration Statement)

==============================================================================
<F7>
* The schedules and exhibits to this agreement have not been filed pursuant to Item 601(b)(2) of Regulation S-K. Such schedules and exhibits will be filed supplementally upon the request of the Securities and Exchange Commission.</F7>